Exhibit 99.1

PRESS RELEASE

Contact:

Dawn Goetter, 425-882-6640 (investors)

Kali Bean (Edelman), 503-471-6834 (media)

MicroVision Announces CFO Transition Plan

REDMOND, Wash. — Sept. 21, 2012 - MicroVision, Inc. (NASDAQ:MVIS), a leader in ultra-miniature projection display technology, today announced that Jeff Wilson has resigned his position as Chief Financial Officer and will remain with the company to assist with the transition to his successor. MicroVision has commenced a search for a replacement.

“We appreciate the positive contributions Jeff has made to MicroVision for the past 13 years. We wish him all the best in his future endeavors,” said Alexander Tokman, president and chief executive officer of MicroVision. “We believe we are in a solid position to make this leadership change as we execute our licensing strategies and evolve our offerings.”

“I would like to thank Alex and the board of directors for the opportunity to play a leadership role in the maturation and growth of MicroVision,” said Wilson. “I plan to work with the team on an orderly transition.”

Wilson joined MicroVision in 1999 and served in several roles including vice president of accounting before he was promoted to chief financial officer in 2006.

About MicroVision

MicroVision provides the patented PicoP® display technology platform designed to enable next generation display capabilities for consumer devices and vehicle displays. The company’s PicoP display technology uses highly efficient laser light sources which can create vivid images with high contrast and brightness.

For more information, visit us on:

Website: www.microvision.com

Blog: www.microvision.com/displayground

Twitter: www.twitter.com/microvision

Facebook: www.facebook.com/MicrovisionInc

YouTube: www.youtube.com/mvisvideo

Forward-Looking Statements

Certain statements contained in this release, including those relating to future products and product applications and those using words such as “will,” “designed to” and “plan” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: our ability to raise additional capital when needed; our customers failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including the company’s Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

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